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                                                                       EXHIBIT 5


                             SUBSCRIPTION AGREEMENT
                        PLANET POLYMER TECHNOLOGIES, INC.

         1. SUBSCRIPTION. The undersigned is of legal age and hereby subscribes for and agrees to purchase the number of common shares (the "Shares") in Planet Polymer Technologies, Inc., a California corporation (the "Issuer"), set forth below at a purchase price per share equal to $.05 per share (pre-reverse stock split as described in the Information Package, or at $2.50 per share post-reverse stock split.) The undersigned acknowledges receipt of the Private Placement Information Package ("Information Package") dated December, 2004, and hereby acknowledges that he/she has had reasonable opportunity to examine such Information Package. Capitalized terms used herein shall have the same meaning as in such Information Package.

         2. PROCEDURE FOR ACCEPTANCE. The undersigned understands that if his/her application is accepted, the Issuer will return to him/her a copy of the signature page of this Subscription Agreement with the acceptance form filled out below.

         3. TERMS AND CONDITIONS. The undersigned hereby agrees to be bound by all the terms and conditions described in the Information Package.


         4. REPRESENTATIONS AND WARRANTIES. The undersigned hereby warrants and represents to the Issuer that the following statements are true:

                  (a) The undersigned acknowledges that either: (i) No person has acted as the undersigned's "Purchaser Representative" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "Act"), as amended, and pursuant to Section 4(2) of the Act; or (ii) (A) the undersigned has relied upon the advice of a Purchaser Representative as to the merits of an investment in the Issuer and the suitability of that investment in the Shares for the undersigned; and (B) such Purchaser Representative has heretofore confirmed to the undersigned in writing (a true and correct copy of which is furnished to you herewith) during the course of this transaction (1) any past, present or future material relationship, actual or contemplated, between the Purchaser Representative and his/her or its Affiliates and the Issuer and its respective Affiliates, and (2) any compensation received or to be received as a result thereof.

                  (b) The undersigned has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Issuer or (if applicable) the undersigned and his/her Purchaser Representative together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment in the Issuer, and that such evaluation has been made and the decisions to invest is based upon such evaluation.

                  (c) The undersigned has received and read and is familiar with the Information Package, including the documents and exhibits annexed thereto and any amendments thereof, and if he/she has so requested, all documents, records and books pertaining to the proposed investment in the Issuer have been made available to him/her and (if applicable) his/her Purchaser Representative.

                  (d) The undersigned and (if applicable) the undersigned's Purchaser Representative have had an opportunity to ask questions of and receive satisfactory answers from a person or persons acting on the Issuer's behalf concerning the Issuer and the terms and conditions of an investment in the Issuer, and all such questions have been answered to the full satisfaction of the undersigned.

                  (e) The Shares for which the undersigned hereby subscribes will be acquired for the undersigned's own account for investment and not with a view to, or for resale in connection with, any distribution of the Shares within the meaning of the Act and he does not now have any reason to anticipate any change in the undersigned's circumstances or other particular occasion or event which would cause the undersigned to sell the undersigned's Shares.


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                  (f) The undersigned could afford the loss of the entire
investment in the Issuer without undue financial hardship.

                  (g) The undersigned represents that: (i) it has been called to the undersigned's attention, both in the Information Package and by those individuals with whom the undersigned has dealt in connection with the undersigned's investment in the Issuer, that the undersigned's investment in the Issuer involves a high degree of risk which may result in the loss of the total amount of the undersigned's investment; and (ii) no assurances are to have been made regarding the likelihood of profitability of the Issuer.

                  (h) The undersigned has received no representations or warranties from the Issuer, or its Affiliates, agents or representatives other than those contained in the Information Package and, in making the undersigned's investment decision, the undersigned is relying solely on the information contained in the Information Package and investigations made by the undersigned or (if applicable) the undersigned's Purchaser Representative.

                  (i) The undersigned is relying solely on his/her own legal advisors with respect to all legal and tax issues related to his/her investment in the Issuer.

         The undersigned agrees to notify the Issuer immediately if any of the statements made herein shall become untrue.

         5. RETURN OF FUNDS. The Issuer shall have the right to accept or reject this subscription, in whole or in part, and this subscription shall be deemed to be accepted by the Issuer only when a copy of the signature page of this Subscription Agreement is executed by the Issuer. Subscriptions need not be accepted in the order received by the Issuer. Should this subscription be rejected, or should the sale of all of the Shares not be completed, the Issuer shall promptly return, with interest, the capital contribution enclosed herewith.

         6. RESTRICTIONS ON TRANSFER. The undersigned acknowledges that the undersigned is aware that no market may exist for resale of the Shares and that there are substantial restrictions on the transferability of the Shares. The Shares have not been registered, and the undersigned has no right to require that they be registered, under the Act or under any state securities laws, and it is unlikely that the Shares will be so registered. The undersigned agrees that the Shares may not be sold in the absence of registration unless such sale is exempt from registration under the Act and any applicable state securities laws. The undersigned also acknowledges that the undersigned shall be responsible for compliance with all conditions on transfer imposed by any Commissioner of Securities of any state and for any expenses incurred by the Issuer for legal or accounting services in connection with reviewing such proposed transfer or issuing opinions in connection therewith.

         7. PRIVATE PLACEMENT QUESTIONNAIRE. The undersigned has attached to this Subscription Agreement the Private Placement Questionnaire (and, if applicable, the Purchaser Representative Questionnaire) which has been duly and properly completed and executed by the undersigned (and the Purchaser Representative, if applicable).

THE SHARES SUBSCRIBED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ABSENT SUCH REGISTRATION UNLESS, IN THE OPINION OF COUNSEL TO THE ISSUER, SUCH REGISTRATION IS NOT REQUIRED.

         IN WITNESS WHEREOF, the undersigned has subscribed to purchase 100,000 common Shares of Planet Polymer Technologies, Inc., at $2.50 per share and has executed this Subscription Agreement as of the 17th day of December, 2004, at La Jolla, California. Enclosed is my check for $250,000.

By:  /s/ Scott L. Glenn                     6402 Cardeno Drive
    ----------------------------            -------------------------------
    Scott L. Glenn                          Address
    Its: Managing Member

                                            La Jolla, CA 92037
                                            -------------------------------
                                            City, State and Zip Code


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--------------------------------            (858) 456-2252
Social Security Number or                   -------------------------------
Federal Tax Identification Number           Telephone No.


Name in which Shares shall be registered (please print):

WINDAMERE III, LLC


Subscription Accepted for 100,000 Shares

PLANET POLYMER TECHNOLOGIES, INC.
a California corporation

   By: /s/ Scott L. Glenn
       -------------------------
       President/CEO